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                                                                   EXHIBIT 3.2.3

                                 AMENDMENT NO. 3
                                       TO
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            HERITAGE OPERATING, L.P.

         This Amendment No. 3 (this "Amendment") to the Amended and Restated Agreement of Limited Partnership of Heritage Operating, L.P., a Delaware limited partnership (the "Partnership"), dated as of June 27, 1996 and amended as of August 10, 2000 and February 4, 2002 (as so amended, the "Partnership Agreement") is entered into effective as of January 15, 2004 by U.S. Propane, L.P., a Delaware limited partnership ("U.S. Propane"), as the general partner of the Partnership, and Heritage Propane Partners, L.P., a Delaware limited partnership (the "MLP"), as a limited partner of the Partnership. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Partnership Agreement.

                                    RECITALS

         WHEREAS, this Amendment has been approved by the requisite vote of the Partners of the Partnership and the MLP;

         WHEREAS, the MLP and U.S. Propane have entered into a Contribution Agreement, dated as of November 6, 2003 (the "Contribution Agreement"), among the MLP, U.S. Propane and the parties named therein as Contributors, pursuant to which the Contributors have agreed, subject to the terms and conditions therein, to contribute certain interests owned by the Contributors to the MLP;

         WHEREAS, in conjunction with the transactions required to be taken to accommodate the interests contributed to the MLP pursuant to the Contribution Agreement, the MLP, as the sole limited partner of the Partnership, and U.S. Propane, as the sole general partner of the Partnership, hereby desire to effect the actions taken herein;

         WHEREAS, the MLP proposes to Transfer a .001% limited partner interest in the Partnership (the "New OLP Interest") to Heritage LP, Inc., a wholly owned Subsidiary of the MLP, and U.S. Propane, as the general partner of the Partnership, and the MLP, as the sole limited partner of the Partnership at the time of the Transfer, have consented to such Transfer and the admission of Heritage LP, Inc. as an Additional Limited Partner pursuant to the provisions of
Section 7.3(a) and Section 10.4 of the Partnership Agreement;

         WHEREAS, concurrently with the Transfer described above, U.S. Propane proposes to convert its 1.0101% general partner interest in the Partnership (the "General Partner Interest") into a 0.0% general partner interest (the "Retained General Partner Interest") and a 1.0101% limited partner interest in the Partnership (the "Transferred OLP Interest"), and the Partnership desires to cause such conversion;

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         WHEREAS, U.S. Propane, as the general partner of the Partnership, and the MLP, as the sole Limited Partner of the Partnership at the time of such conversion, have consented to the conversion of the General Partner Interest pursuant to the provisions of Section 4.2 and Section 4.3 of the Partnership Agreement;

         WHEREAS, U.S. Propane proposes to Transfer the Transferred OLP Interest to the MLP, and U.S. Propane, as the general partner of the Partnership, and the MLP, as the sole limited partner of the Partnership at the time of the Transfer, have consented to the Transfer of the Transferred OLP Interest pursuant to the provisions of Section 4.3 of the Partnership Agreement;

         WHEREAS, MLP proposes to Transfer its entire limited partner interest in the Partnership, consisting of a 99.999% limited partner interest in the Partnership (the "MLP OLP Interest") to Heritage ETC, L.P., a Delaware limited partnership ("New OLP"), and U.S. Propane, as the general partner of the Partnership, and the MLP, as the sole limited partner of the Partnership at the time of the Transfer, have consented to such Transfer and the admission of New OLP as an Additional Limited Partner pursuant to the provisions of Section 7.3(a) and Section 10.4 of the Partnership Agreement;

         NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

         SECTION 1. Conversion of the General Partner Interest. The provisions of Section 4.2 and Section 11.3 of the Partnership Agreement are hereby amended, to the extent applicable, to permit the conversion of the General Partner Interest into the Retained General Partner Interest and the Transferred OLP Interest, and, upon effectiveness of this Amendment, (i) the General Partner Interest shall be converted into the Retained General Partner Interest and the Transferred OLP Interest, (ii) the Capital Account with respect to the General Partner Interest shall Transfer in its entirety to the Transferred OLP Interest, and a new Capital Account shall be maintained with respect to the Retained General Partner Interest pursuant to Section 5.5 of the Partnership Agreement;
(iii) the definition of "Percentage Interest" in Section 1.1 of the Partnership Agreement shall be amended to change "1.0101%" to "0.0%", and (iv) Section 5.3 of the Partnership Agreement shall be amended to delete the second and third sentences thereof and to add a new second sentence in replacement thereof that reads as follows: "The General Partner may, but shall not be obligated to, make additional Capital Contributions to the Partnership."

         SECTION 2. Transfer of the New OLP Interest. The provisions of Section
4.3 of the Partnership Agreement are hereby amended to permit the Transfer of the New OLP Interest to Heritage LP, Inc., and, following such Transfer, Heritage LP, Inc. shall be admitted as an Additional Limited Partner pursuant to the provisions of Section 10.4 of the Partnership Agreement.

         SECTION 3. Transfer of the Transferred OLP Interest. The provisions of
Section 4.2, Section 4.3 and Section 11.3 of the Partnership Agreement are hereby amended to permit (i) the conversion of the General Partner Interest into the General Partner Interest and the Transferred OLP Interest and (ii) the Transfer of the Transferred OLP Interest to the MLP, in each case without compliance with the provisions thereof.

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         SECTION 4. Transfer of the MLP OLP Interest. The provisions of Section
4.3 of the Partnership Agreement are hereby amended to permit the Transfer of the MLP OLP Interest from MLP to New OLP and, following such Transfer, New OLP shall be admitted as an Additional Limited Partner with respect to the MLP OLP Interest pursuant to the provisions of Section 10.4 of the Partnership Agreement.

         SECTION 5. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

         SECTION 6. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         SECTION 7. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                           U.S. PROPANE, L.P.

                                           By: U.S. Propane, L.L.C.
                                               its general partner

                                           By:_________________________________
                                               H. Michael Krimbill
                                               President and Chief Executive
                                               Officer

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                                          LIMITED PARTNERS:

                                          Heritage Propane Partners, L.P.

                                          By:  U.S. Propane, L.P.
                                               its general partner

                                          By:  U.S. Propane, L.L.C.
                                               its general partner

                                          By:______________________________
                                             H. Michael Krimbill
                                             President and Chief Executive
                                              Officer

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